Exhibit 5.1

ROPES & GRAY LLP PRUDENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM

December 2, 2016

Domino’s Pizza, Inc.

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

Re:	Registration Statement on Form S-3

filed on December 2, 2016

Registration Number 333-214890

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with the above-referenced registration statement (the “Registration Statement”), the base prospectus dated December 2, 2016 included in the Registration Statement, and the prospectus supplement dated December 2, 2016 (the “Prospectus Supplement”) filed with the Securities and Exchange Commission (the “Commission”) by Domino’s Pizza, Inc., a Delaware corporation (the “Company”), pursuant to Rule 424 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus Supplement relates to the offering by the Company of up to 3,000 shares (the “Shares”) of its common stock, par value $0.01 per share, pursuant to the Company’s Piece of the Pie Program (the “Plan”).

For purposes of this opinion letter, we have reviewed and relied upon such documents, records, certificates and other instruments and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies. In conducting such investigation of fact, we have relied, without independent verification, upon certificates of public officials, officers of the Company and other appropriate persons.

The opinions expressed below are limited to the Delaware General Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, if and to the extent issued by the Company pursuant to the Plan described in the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus included therein. In giving this consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Domino’s Pizza, Inc.	- 2 -	December 2, 2016

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP